Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Primoris Services Corporation (the “Company”) of our report dated February 28, 2022, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion) and the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2021:

●	Registration Statement on Form S-8 (No. 333-252160) pertaining to grant of stand-alone inducement stock purchase rights and inducement restricted stock units;
●	Registration Statement on Form S-8 (No. 333-188553) pertaining to the 2013 Equity Incentive Plan of Primoris Services Corporation;
●	Registration Statement on Form S-8 (No. 333-159491) pertaining to the Long-Term Incentive Equity Plan of Primoris Services Corporation;
●	Registration Statement on Form S-3 (No. 333-248535) pertaining to shelf registration of securities to be offered;
●	Registration Statement on Form S-3 (No 333-161331) pertaining to the registration of common stock; and
●	Registration Statement on Form S-3 (No 333-174602) pertaining to the registration of common stock.

/s/ Moss Adams LLP

San Diego, California

February 28, 2022